STOEL RIVES LLP
                              ---------------
                                 ATTORNEYS

                         Standard Insurance Center
                      900 SW Fifth Avenue, Suite 2300
                        Portland, Oregon 97204-1268

                          Telephone (503) 224-3380
                            Fax (503) 220-2480
                             TDD (503) 221-1045

                                                           EXHIBIT (5)(23B)




                             September 4, 1996




Fred Meyer, Inc.
3800 SE 22nd Avenue
Portland, OR 97202

     We have acted as counsel for Fred Meyer, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended, covering 4,000,000 shares of Common Stock, $.01 par value, of the Company (the "Shares") to be offered for the account of a selling stockholder of the Company (the "Selling Stockholder"). Of the 4,000,000 shares being offered, 400,000 shares will be subject to an option to be granted to the underwriters named in the Registration Statement (the "Underwriters") to cover over allotments. We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records and other instruments we deemed necessary for the purpose of this opinion.

     Based upon the foregoing, it is our opinion that:

     (i) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

     (ii) The Shares are duly authorized shares of Common Stock of the Company.

     (iii) The 3,600,000 shares to be offered for the account of the Selling Stockholder and the 400,000 shares subject to the over-allotment option to be granted to the Underwriters by the Selling Stockholder are legally issued, fully paid and nonassessable.

     We hereby consent to the use of our name in the Registration Statement and in the Prospectus filed as part thereof and to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,


                                   STOEL RIVES LLP